Exhibit 10.5
AMENDED AND RESTATED LOAN AGREEMENT
BY AND BETWEEN
PEGGY YU YU
GUOQING LI
AND
BEIJING DANGDANG INFORMATION TECHNOLOGY CO., LTD.
July 23, 2010

AMENDED AND RESTATED LOAN AGREEMENT
THIS AMENDED AND RESTATETD LOAN AGREEMENT (this “Agreement”) is entered into as of the 23rd day of July 2010 by and between the following Parties in Beijing:
(1)	Peggy Yu Yu, a citizen of the People’s Republic of China with her ID No. 110108196505105422;

Guoqing Li, a citizen of the People’s Republic of China with his ID No. 110104641001005;

together with Peggy Yu Yu being hereinafter collectively referred to as (“Borrower”);

(2)	Beijing Dangdang Information Technology Co., Ltd., a wholly foreign owned enterprise incorporated and existing under the laws of the PRC, formerly known as Beijing Kewen Shuye Information Technology Co., Ltd. before August 2008, with its legal address at Room D102C, Building No.6, Court No.17, Houyongkang Hutong, Dong Cheng District, Beijing, the PRC (“Dangdang Information” or “Lender”).
(In this Agreement, the above Parties shall hereinafter be referred to as “Party” individually, and "Parties” collectively.)
WHEREAS:
(1)	Borrower borrowed RMB2,000,000 from Dangdang Information on December14, 2004, for its register capital contribution of RMB2,000,000 on August 24, 2004, in Beijing Dangdang Kewen E-commerce Co., Ltd. (a company of limited liabilities incorporated under the laws of the PRC, with its legal address at Room D102E, Building No.6, Court No.17, Houyongkang Hutong, Dong Cheng District, Beijing, the PRC hereinafter, “ Dangdang Kewen ”), and entered into a loan agreement with Lender dated as of the 19th day of June 2006 (hereinafter referred to as the “Loan Agreement”); for the benefit of the current business and commercial operation of Lender and of the development of Dangdang Kewen, Lender will make further loans from time to time to Borrower pursuant to the business development of Dangdang Kewen; Lender has made loans in an aggregate amount of RMB2,000,000 to Borrower as of the date hereof.
(2)	In order to further specify the rights and obligations of the Parties under the abovementioned loan arrangements, the Parties agree to amend and restate the Loan Agreement to read as set forth herein and have hereby reached the following agreement:
ARTICLE 1: DEFINITION
1.1	The following terms in this Agreement shall be interpreted to have the following meanings:

“Borrowings” shall mean the RMB loans Lender provided to Borrower as of the date hereof and further RMB loans made by Lender from time to time to Borrower hereof;

“Amounts” shall mean, in respect of the Borrowings, the outstanding amounts;

“Borrowing Term” shall have the meaning ascribed thereto in Article 4.2;

“China” or “PRC” shall mean the People’s Republic of China, for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan region;

“Repayment Notice” shall have the meaning ascribed thereto in Article 4.1;

1.2	In this Agreement, the relevant terms when so used shall be interpreted to have the following meanings:

“Article” shall mean the Articles hereof, unless otherwise specified in the context hereof;

“Taxes” shall be interpreted as to include any taxes, fees, duties or other charges of a similar nature (including but not limited to any penalties and interests imposed in relation to the unpaid or delayed payment of such Taxes);

“Borrower” and “Lender” shall be interpreted as to include the permitted successors and assigns of the Parties for each of their own interest;

1.3	Except as otherwise stated in the context herein, all references herein to this Agreement or any other agreements or documents shall be interpreted as to refer to the amendments, changes, replacements or supplements already made or to be made from time to time, to or of this Agreement or, as the case may be, such other agreements or documents.

1.4	The titles in this Agreement are inserted for convenience in reading only.

1.5	Unless otherwise required in the context, words in plural shall include in meaning their singular forms, and vice versa.
ARTICLE 2: ACKNOWLEDGEMENT OF
THE CREDITOR’S RIGHTS AND LIABILITIES
2.1	Borrower hereby acknowledges that, as of the date hereof, it has received Borrowings from Lender for a total sum of Renminbi 2 million (RMB2,000,000) which has been contributed in full by Borrower as the registered capital contribution in an aggregate amount of Renminbi 2 million (RMB2,000,000) in Dangdang Kewen as previously agreed with Lender. The Parties hereby acknowledge that the Borrowings granted by Dangdang Information comprise monies actually paid by Dangdang Information and monies paid by third parties designated by Dangdang Information on behalf thereof. For the benefit of the current business and commercial operation of Dangdang Information and of the development of Dangdang Kewen, Lender will make loans from time to time to Borrower;
2.2	The Parties acknowledge that Borrower shall perform its repayment obligations to Lender and other obligations hereunder in accordance with this Agreement.
ARTICLE 3: INTEREST FOR THE BORROWINGS
Lender acknowledges that it shall not charge any interest on the Borrowings.
ARTICLE 4: REPAYMENT OF THE BORROWINGS
4.1	Lender may, at any time during the Borrowing Term (as defined below) by delivery of a repayment notice (the “Repayment Notice”) to Borrower thirty (30) days in advance, demand at its absolute discretion Borrower to repay part or all of the Amounts.

4.2	The Borrowing Term for the Borrowings hereunder shall commence from December 14, 2004 and shall continue and last until the date of repayment by Borrower of the Borrowings as requested by Lender (the “Borrowing Term”). During the Borrowing Term, Borrower may not, without the prior written consent of Lender, choose to repay the Amounts in advance at any time; Lender shall have the right to demand, in accordance with Article 4.1 hereof, Borrower to repay the Amounts in advance.

4.3	Upon expiry of the thirty (30) day period set out in the Repayment Notice, Borrower shall repay the Amounts in cash, or make such repayments in other forms as decided by the Board of Directors of Lender by means of duly adopted Board resolutions in accordance with its Articles of Association and the applicable laws and regulations.
ARTICLE 5: TAXES
Any and all Taxes in relation to the Borrowings shall be borne by Lender.
ARTICLE 6: CONFIDENTIALITY
6.1	Notwithstanding termination of this Agreement, Borrower shall be obligated to keep in confidence (i) the execution, performance and contents of this Agreement; (ii) the commercial secret, proprietary information and customer information in relation to Lender which Borrower may become aware of or obtain as the result of its execution or performance hereof; and (iii) the commercial secret, proprietary information and customer information in relation to Dangdang Kewen which Borrower may become aware of or obtain as the shareholder of Dangdang Kewen (collectively, “Confidential Information”). Borrower may use such Confidential Information only for the purpose of performing their respective obligations under this Agreement. Borrower shall not disclose the above Confidential Information to any third parties without the written consent of Lender, otherwise they shall bear the default liability and indemnify the losses.
6.2	Upon termination of this Agreement, Borrower shall, upon demand by Lender, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and suspend using such Confidential Information.
6.3	Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.
ARTICLE 7: NOTICE
7.1	Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.
7.2	The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

ARTICLE 8: DEFAULT LIABILITY
8.1	Borrower’s breaches of any of the provisions under the equity pledge agreement or the exclusive call option agreement entered into by Borrower with Lender each as of the 23rd day of December, 2004 or the amended and restated equity pledge agreement or the amended and restated exclusive call option agreement each entered into as of the date hereof, shall constitute a default on the part of Borrower. Dangdang Kewen’s breaches of any of the provisions under the exclusive technology support agreement entered into by Dangdang Kewen with Lender as of the 25th day of May, 2006 and the amended and restated exclusive technology support agreement entered into as of the date hereof, shall constitute a default on the part of Borrower.
8.2	Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.
ARTICLE 9: MISCELLANEOUS
9.1	This Agreement shall take effect as of the date of formal execution by the Parties and supersede the Loan Agreement upon it takes effect.
9.2	This Agreement shall be made in the Chinese version with English translation. In case of discrepancies between the two versions, the Chinese version shall prevail. This Agreement shall be executed in two (2) originals with one (1) original each for involved Party.
9.3	The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to the laws of the PRC.
9.4	Any disputes arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in accordance with its Arbitration Rules in effect at the time of the arbitration. The arbitration shall be held in Beijing and the language used will be Chinese. The arbitral award shall be final and binding upon the Parties.
9.5	Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

9.6	Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the “Party’s Rights”) hall not result in a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.
9.7	The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.
9.8	Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.
9.9	Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.
9.10	Borrower shall not assign any of its rights and/or obligations hereunder to any third parties without the prior written consent of Lender; Lender shall have the right, after notification to Borrower, to assign any of its rights and/or obligations hereunder to any third parties at its designation.
9.11	This Agreement shall be binding on the legal successors of the Parties.
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[EXECUTION PAGE]
IN WITNESS WHEREOF, the Parties or their respective authorized representatives have caused this Agreement to be executed as of the date and in the place first here above mentioned.
Peggy Yu Yu
/s/ Peggy Yu Yu

Guoqing Li
/s/ Guoqing Li

Beijing Dangdang Information Technology Co., Ltd. (Company chop)
/s/ Guoqing Li
Name:
Position: Authorized Representative